                                                                    EXHIBIT 4.13

                                                                  EXECUTION COPY
===============================================================================

                           REVOLVING CREDIT AGREEMENT

===============================================================================

                                      AMONG

                             VIASYSTEMS GROUP, INC.,
   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                  AS GUARANTOR

                                       AND

                                VIASYSTEMS, INC.,
   A DEBTOR AND A DEBTOR-IN-POSSESSION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

                                   AS BORROWER

                                       AND

                            THE LENDERS PARTY HERETO,

                                       AND

                              JPMORGAN CHASE BANK,

                             AS ADMINISTRATIVE AGENT

                                       AND

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                             AS DOCUMENTATION AGENT


===============================================================================

                           DATED AS OF OCTOBER 1, 2002

===============================================================================


                          J.P. MORGAN SECURITIES INC.,
                               AS SOLE BOOKRUNNER
                                       AND
                               SOLE LEAD ARRANGER

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----

SECTION 1. DEFINITIONS...........................................................................................3
         SECTION 1.1 Defined Terms ............................................................................. 3
         SECTION 1.2 Terms Generally............................................................................16

SECTION 2. AMOUNT AND TERMS OF CREDIT...........................................................................17
         SECTION 2.1 Commitment of the Lenders..................................................................17
         SECTION 2.2 Borrowing Base ............................................................................17
         SECTION 2.3 Letters of Credit..........................................................................17
         SECTION 2.4 Issuance ..................................................................................19
         SECTION 2.5 Nature of Letter of Credit Obligations Absolute............................................19
         SECTION 2.6 Making of Loans............................................................................20
         SECTION 2.7 Repayment of Loans; Evidence of Debt.......................................................21
         SECTION 2.8 Interest on Loans..........................................................................21
         SECTION 2.9 Default Interest...........................................................................22
         SECTION 2.10 Optional Termination or Reduction of Commitment...........................................22
         SECTION 2.11 Alternate Rate of Interest................................................................22
         SECTION 2.12 Refinancing of Loans......................................................................23
         SECTION 2.13 Mandatory Prepayment; Commitment Termination; Cash Collateral.............................24
         SECTION 2.14 Optional Prepayment of Loans; Reimbursement of Lenders....................................24
         SECTION 2.15 Reserve Requirements; Change in Circumstances.............................................26
         SECTION 2.16 Change in Legality........................................................................27
         SECTION 2.17 Pro Rata Treatment, etc...................................................................27
         SECTION 2.18 Taxes.....................................................................................28
         SECTION 2.19 Certain Fees .............................................................................31
         SECTION 2.20 Commitment Fee............................................................................31
         SECTION 2.21 Letter of Credit Fees.....................................................................31
         SECTION 2.22 Nature of Fees............................................................................32
         SECTION 2.23 Priority and Liens........................................................................32
         SECTION 2.24 Right of Set-Off..........................................................................33
         SECTION 2.25 Security Interest in Letter of Credit Account.............................................34
         SECTION 2.26 Payment of Obligations....................................................................34
         SECTION 2.27 No Discharge; Survival of Claims..........................................................34
         SECTION 2.28 Use of Cash Collateral....................................................................34

SECTION 3. REPRESENTATIONS AND WARRANTIES.......................................................................35
         SECTION 3.1 Organization and Authority.................................................................35
         SECTION 3.2 Due Execution ............................................................................ 35
         SECTION 3.3 Statements Made............................................................................35
         SECTION 3.4 Financial Statements.......................................................................36
         SECTION 3.5 Ownership .................................................................................36
         SECTION 3.6 Liens .....................................................................................36
         SECTION 3.7 Compliance with Law........................................................................36
         SECTION 3.8 Insurance .................................................................................37
         SECTION 3.9 Use of Proceeds............................................................................37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----

         SECTION 3.10 Litigation ...............................................................................37

SECTION 4. CONDITIONS OF LENDING................................................................................37
         SECTION 4.1 Conditions Precedent to Initial Loans and Initial Letters of Credit........................37
         SECTION 4.2 Conditions Precedent to Each Loan and Each Letter of Credit................................40

SECTION 5. AFFIRMATIVE COVENANTS................................................................................41
         SECTION 5.1 Financial Statements, Reports, etc.........................................................41
         SECTION 5.2 Corporate Existence........................................................................44
         SECTION 5.3 Insurance .................................................................................44
         SECTION 5.4 Obligations and Taxes......................................................................44
         SECTION 5.5 Notice of Event of Default, etc............................................................45
         SECTION 5.6 Access to Books and Records................................................................45
         SECTION 5.7 Borrowing Base Certificate.................................................................45
         SECTION 5.8 Collateral Monitoring and Review; Additional Subsidiaries..................................45
         SECTION 5.9 Business Plan .............................................................................46

SECTION 6. NEGATIVE COVENANTS...................................................................................46
         SECTION 6.1 Liens          ............................................................................46
         SECTION 6.2 Merger, etc ...............................................................................47
         SECTION 6.3 Indebtedness ..............................................................................47
         SECTION 6.4 Capital Expenditures.......................................................................48
         SECTION 6.5 EBITDA  ...................................................................................48
         SECTION 6.6 Guarantees and Other Liabilities...........................................................48
         SECTION 6.7 Chapter 11 Claims..........................................................................49
         SECTION 6.8 Dividends; Capital Stock...................................................................49
         SECTION 6.9 Transactions with Affiliates...............................................................49
         SECTION 6.10 Investments, Loans and Advances...........................................................49
         SECTION 6.11 Disposition of Assets.....................................................................50
         SECTION 6.12 Nature of Business........................................................................50
         SECTION 6.13 Reorganization Plan.  ....................................................................50
         SECTION 6.14 Hedge Agreements..........................................................................50
         SECTION 6.15 Cash Accounts.............................................................................50

SECTION 7. EVENTS OF DEFAULT....................................................................................51
         SECTION 7.1 Events of Default..........................................................................51

SECTION 8. THE AGENT............................................................................................55
         SECTION 8.1 Administration by Agent....................................................................55
         SECTION 8.2 Advances and Payments......................................................................55
         SECTION 8.3 Sharing of Setoffs.........................................................................55
         SECTION 8.4 Agreement of Required Lenders..............................................................56
         SECTION 8.5 Liability of Agent.........................................................................56
         SECTION 8.6 Reimbursement and Indemnification..........................................................57
         SECTION 8.7 Rights of Agent............................................................................57

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
                                                                                                               ----

         SECTION 8.8 Independent Lenders........................................................................57
         SECTION 8.9 Successor Agent............................................................................57

SECTION 9. [INTENTIONALLY OMITTED]..............................................................................58

SECTION 10. MISCELLANEOUS.......................................................................................58
         SECTION 10.1 Notices ..................................................................................58
         SECTION 10.2 Survival of Agreement, Representations and Warranties, etc................................58
         SECTION 10.3 Successors and Assigns....................................................................58
         SECTION 10.4 Confidentiality...........................................................................62
         SECTION 10.5 Expenses .................................................................................62
         SECTION 10.6 Indemnity  ...............................................................................63
         SECTION 10.7 CHOICE OF LAW ............................................................................63
         SECTION 10.8 No Waiver ................................................................................63
         SECTION 10.9 Extension of Maturity.....................................................................63
         SECTION 10.10 Amendments, etc..........................................................................63
         SECTION 10.11 Severability.............................................................................65
         SECTION 10.12 Headings ................................................................................65
         SECTION 10.13 Execution in Counterparts................................................................65
         SECTION 10.14 Prior Agreements.........................................................................65
         SECTION 10.15 Further Assurances.......................................................................65
         SECTION 10.16 WAIVER OF JURY TRIAL.....................................................................65

ANNEX A                             Commitment Amounts

EXHIBIT A                   -       Form of Interim Order
EXHIBIT B-1                 -       Form of Guarantee and Collateral Agreement
EXHIBIT B-2                 -       Form of Intercreditor Agreement
EXHIBIT C                   -       Form of Opinion of Counsel
EXHIBIT D                   -       Form of Assignment and Acceptance

SCHEDULE 3.5                -       Subsidiaries
SCHEDULE 3.6                -       Liens
SCHEDULE 3.7                -       Compliance with Law
SCHEDULE 3.10               -       Litigation
SCHEDULE 6.3                -       Existing Indebtedness
SCHEDULE 6.6                -       Existing Guarantees
SCHEDULE 6.9                -       Transactions with Affiliates
SCHEDULE 6.10               -       Existing Investments
SCHEDULE 6.11               -       Asset Sales

                           REVOLVING CREDIT AGREEMENT
                           DATED AS OF OCTOBER 1, 2002

                  REVOLVING CREDIT AGREEMENT, dated as of October 1, 2002, among VIASYSTEMS GROUP, INC., a Delaware corporation ("Holdings") and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, VIASYSTEMS, INC., a Delaware corporation (the "Borrower") and a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and Holdings, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, the "Lenders"), DEUTSCHE BANK TRUST COMPANY AMERICAS, as documentation agent ("Deutsche Bank"), and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Agent") for the Lenders.

                             INTRODUCTORY STATEMENT

                  On October 1, 2002, the Borrower and Holdings filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  The Borrower has applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $37,500,000, all of the Borrower's obligations under which are to be guaranteed by Holdings and all of the direct and indirect Domestic Subsidiaries of Holdings (other than the Borrower) (each, together with Holdings, a "Guarantor" and collectively, the "Guarantors").

                  The proceeds of the Loans will be used for working capital and general corporate purposes of the Borrower and the Guarantors (including, without limitation, but only to the extent permitted hereunder, for post-petition loans and advances to Foreign Subsidiaries of the Borrower).

                  To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and Holdings (and, with respect to paragraphs (a) and (f) below, the other Guarantors) will provide to the Agent and the Lenders the following (each as more fully described herein and in the other Loan Documents):

         (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

         (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c) (1) of the Bankruptcy Code having joint and several priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

         (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered property of the Borrower's and Holdings' respective estates in the Cases that is not subject to valid, perfected and non-avoidable liens as of the Filing Date, including, without limitation, all accounts receivable, inventory, property, plant and equipment of the Borrower and Holdings, and on all cash and cash equivalents in the Letter of Credit Account;

         (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower's and Holdings' respective estates in the Cases (other than the property referred to in paragraph (e) below that is subject to the valid, perfected and non-avoidable Liens that presently secure the Borrower's and Holdings' pre-petition Indebtedness under the Pre-Petition Credit Agreement) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by
Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid, perfected and non-avoidable Liens;

         (e) perfected first priority senior priming Liens, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and Holdings that is subject to (x) the existing Liens that presently secure the Borrower's and Holdings' pre-petition Indebtedness under or in connection with the Credit Agreement, dated as of March 29, 2000 (as amended, supplemented or otherwise modified prior to the Petition Date, the "Pre-Petition Credit Agreement") among the Borrower, Holdings, the Foreign Subsidiary Borrowers party thereto, the several lenders from time to time party thereto, J.P. Morgan Chase Bank Canada, as Canadian administrative agent, J.P. Morgan Europe Limited, as multicurrency administrative agent, and JPMorgan Chase Bank, as administrative agent (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date or become subject subsequent to the Filing Date as permitted by
Section 546(b) of the Bankruptcy Code) and (y) any Liens granted after the Filing Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, which first priority priming Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Pre-Petition Credit Agreement, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof; and

         (f) perfected first priority Liens, pursuant to the relevant Loan Documents, upon all property of the Guarantors other than Holdings that is subject to the existing Liens that presently secure the obligations of such Guarantors under or in connection with the Pre-Petition Credit Agreement, which first priority Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Pre-Petition Credit Agreement, and to any Liens granted after the Filing Date in respect thereof.

                  All of the claims and the Liens granted hereunder in the Cases to the Agent and the Lenders shall be subject to the Carve-Out to the extent provided in Section 2.23.

                  Accordingly, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS

         SECTION 1.1 DEFINED TERMS.


                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Section 2.

                  "Account" shall mean any right to payment for goods sold or leased or for services rendered, whether or not earned by performance.

                  "Account Debtor" shall mean, with respect to any Account, the obligor with respect to such Account.

                  "Additional Credit" shall have the meaning given such term in
Section 4.2(d) hereof.

                  "Adjusted LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 Eurodollar Base Rate
       ----------------------------------------
       1.00 - Eurocurrency Reserve Requirements

                  "Affiliate" shall mean, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person shall mean the power, directly or indirectly, either to (i) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Agent" shall have the meaning set forth in the Introduction.

                  "Agreement" shall mean this Revolving Credit Agreement, as the same may from time to time be further amended, modified or supplemented.

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by JPMorgan Chase from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Assignee" shall have the meaning given such term in Section 10.3(b).

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

                  "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

                  "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Southern District of New York or any other court having jurisdiction over the Cases from time to time.

                  "Bank Steering Committee" shall mean the informal committee of certain holders of indebtedness under the Pre-Petition Credit Agreement consisting of representatives of JPMorgan Chase Bank, Bank of America N.A., Deutsche Bank Trust Company Americas, General Electric Capital Corporation, Heller Financial, Inc., ING Capital Advisors LLC and Morgan Stanley Senior Funding.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning set forth in the Introduction.

                  "Borrowing" shall mean the incurrence of Loans of a single Type made from all the Lenders on a single date and having, in the case of Eurodollar Loans, a single Interest Period (with any ABR Loan made pursuant to
Section 2.16 being considered a part of the related Borrowing of Eurodollar Loans).

                  "Borrowing Base" shall be defined in a manner mutually satisfactory to the Agent and the Borrower and reflected in the Borrowing Base Amendment; such Borrowing Base shall include domestic accounts receivable and domestic inventory of the Borrower and the Guarantors meeting certain eligibility standards determined by the Agent in consultation with the Borrower and shall reflect a reserve for the Carve-Out. Borrowing Base eligibility standards may be determined from time to time by the Agent in its sole discretion in the exercise of its reasonable credit judgment. The Borrowing Base shall be subject to reserves from time to time established by the Agent with any changes in such standards and reserves to be effective five (5) days after delivery of notice thereof to the Borrower.

                  "Borrowing Base Amendment" shall mean an amendment to this Agreement satisfactory to the Agent and the Borrower to be executed and delivered prior to the earlier of (i) the date that is three weeks after the Filing Date and (ii) the entry of the Final Order.

                  "Borrowing Base Certificate" shall mean a certificate substantially in the form of an exhibit to the Borrowing Base Amendment (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified as accurate and complete by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.7.

                  "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Business Plan" shall mean, collectively, the Borrower's business plans, consolidated and by division, for the period ending on the last day of the fiscal quarter in which the Maturity Date is scheduled to occur, a copy of which has been previously delivered to the Agent.

                  "Capital Expenditures" shall mean all expenditures (including, without limitation, obligations created under Financing Leases and purchase money Indebtedness in the year in which created but excluding payments made thereon) of Holdings and its Subsidiaries in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired (x) in connection with normal replacement and maintenance programs properly expensed in accordance with GAAP, (y) with the proceeds of any casualty insurance or condemnation award and (z) with the cash proceeds of any asset sale made pursuant to Sections 6.11(iv), applied or contractually committed to be applied within 365 days from receipt of such proceeds).

                  "Carve-Out" shall have the meaning set forth in Section 2.23.

                  "Cases" shall have the meaning set forth in the Introduction.

                  "CD Assessment Rate" shall mean, for any day as applied to any ABR Loan, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "CD Reserve Percentage" shall mean, for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the

Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) excluding Hicks, Muse, Tate & Furst Incorporated, Hanley, their principals and their Affiliates and management ("HMTF") and their respective employees, directors and officers (the "HMTF Group"), of shares representing more than (a) 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings or (b) the percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Holdings owned by the HMTF Group; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of Holdings by Persons who were neither (a) nominated by the Board of Directors of Holdings nor (b) appointed by directors so nominated.

                  "Closing Date" shall mean the first date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.1 have been satisfied or waived, which date shall occur promptly upon entry of the Interim Order, but not later than 10 days following the entry of the Interim Order.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral" shall mean the collective reference to the "Collateral" as defined in the Guarantee and Collateral Agreement and any other property of the Borrower, Holdings or the other Guarantors in which the Secured Parties have been granted a Lien.

                  "Collateral Agent" shall mean JPMorgan Chase, in its capacity as collateral agent for the Secured Parties under the Loan Documents.

                  "Commitment" shall mean, with respect to each Lender, the commitment of each Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

                  "Commitment Fee" shall have the meaning set forth in Section 2.20.

                  "Commitment Letter" shall mean that certain Commitment Letter dated August 30, 2002, among the Agent, J.P. Morgan Securities Inc. and the Borrower.

                  "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                  "Consolidated Net Income" shall mean, for any period, with respect to any Person, the amount which, in conformity with GAAP, would be set forth opposite the caption

"Net Income/(Loss)" (or any like caption) on a consolidated statement of operations of such Person and its Subsidiaries for such period.

                  "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the Effective Date (as defined in the Reorganization Plan)) of the Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

                  "Credit Parties" shall mean the collective reference to Holdings, the Borrower and each of their respective Subsidiaries which from time to time is a party to any Loan Document.

                  "Default" shall mean any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Deutsche Bank" shall have the meaning set forth in the Introduction.

                  "Disclosure Statement" shall mean the Disclosure Statement, dated as of August 30, 2002, distributed to certain holders of claims (as defined in Section 101(5) of the Bankruptcy Code) against the Debtors.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Domestic Subsidiary" shall mean, as to any Person, any Subsidiary of such Person other than a Foreign Subsidiary of such Person.

                  "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the Consolidated Net Income of the Borrower and its Subsidiaries for such period (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles (including, but not limited to, goodwill and organization costs),
(v) other noncash charges (including, but not limited to, any writeoffs of purchased technology), (vi) any extraordinary losses (not to exceed $2,500,000 for any period in the case of extraordinary cash losses) and unusual noncash losses (including any such losses on sales of assets other than inventory sold in the ordinary course of business) other than any loss from any discontinued operation, (vii) costs and charges related to the closing of operations in Rouen, France and Terni, Italy, (viii) any non-operational costs and charges related to the restructuring contemplated by the Reorganization Plan incurred through and including January 21, 2003 (such costs and charges to consist primarily of, but not be limited to, professional fees, printing fees and financing fees) and (ix) non-recurring operational restructuring charges in an aggregate amount not to exceed $25,000,000 and (B) minus, without duplication,
(i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business) other than any income from discontinued operations and (ii) non cash gains included in Consolidated Net Income. EBITDA shall include the net income of the Borrower and its Subsidiaries attributable to joint ventures in which their ownership interest is 50% or greater (such percentage portion being equal to the net income attributable to the Borrower and its Subsidiaries with respect to each such joint venture) but not to joint ventures in which their ownership interest is less than 50%.

                  "Eligible Receivables" shall have the meaning set forth in the Borrowing Base Amendment.

                  "Environmental Lien" shall mean a Lien in favor of any Governmental Authority on any real property or assets owned by the Borrower or a Subsidiary for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

                  "Equivalent Amount" shall mean, at any time of determination, with respect to any amount in any currency denominated in a different currency, the amount at which such amount of different currency could be converted into the determination currency at such time as reasonably determined by the Agent.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 414(b), (c), (m), or (o) of the Code.

                  "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Agent or, in the absence of such availability, by reference to the rate at which the Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Section 2.

                  "Event of Default" shall have the meaning given such term in
Section 7.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase from three federal funds brokers of recognized standing selected by it.

                  "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.19, 2.20 and 2.21.

                  "Filing Date" shall mean October 1, 2002.

                  "Final Order" shall have the meaning given such term in
Section 4.2(d).

                  "Financial Officer" shall mean the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower.

                  "Financing Lease" shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which is organized or formed under the laws of any jurisdiction outside of the country in which such Person is organized.

                  "Fronting Bank" shall mean JPMorgan Chase (or any of its banking Affiliates) or such other Lender that is a commercial bank (which other Lender shall be reasonably satisfactory to the Borrower and JPMorgan Chase) as may agree with JPMorgan Chase to act in such capacity.

                  "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.2.

                  "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

                  "Guarantee and Collateral Agreement" shall have the meaning set forth in Section 4.1(d).

                  "Guarantor" shall have the meaning set forth in the Introduction.

                  "Hanley" shall mean Hanley and Partners, Inc.

                  "Hedge Agreement" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "Holdings" shall have the meaning set forth in the Introduction.

                  "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Financing Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under banker's acceptance, letter of credit or similar facilities and, for purposes of
Section 7.1(e) only, all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and
(y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

                  "Intercreditor Agreement" shall have the meaning set forth in
Section 4.1(e).

                  "Interim Order" shall have the meaning given such term in
Section 4.1(b).

                  "Interest Payment Date" shall mean (i) as to any Eurodollar Loan, the last day of each consecutive 30 day period running from the commencement of the applicable Interest Period, and (ii) as to all ABR Loans, the last calendar day of each month and the date on which any ABR Loans are refinanced with Eurodollar Loans pursuant to Section 2.12.

                  "Interest Period" shall mean, as to any Borrowing of Eurodollar Loans, the period commencing on the date of such Borrowing (including as a result of a refinancing of ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two or three months thereafter, as the Borrower may elect in the related notice delivered pursuant to Sections 2.6(b) or 2.12; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the Termination Date.

                  "Investments" shall have the meaning given such term in
Section 6.10.

                  "JPMorgan Chase" shall have the meaning set forth in the Introduction.

                  "Lenders" shall have the meaning set forth in the Introduction.

                  "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.3, which letter of credit shall be (i) an import documentary or a standby letter of credit, (ii) issued for purposes that are reasonably acceptable to the Agent, it being understood that, without the consent of the Agent, letters of credit will not be issued in favor of vendors or suppliers other than import documentary letters of credit, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

                  "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "Viasystems Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.3(b) and 2.13.

                  "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.21.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning given such term in Section 2.1.

                  "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee and Collateral Agreement, and any other instrument or agreement executed and delivered to the Agent or any Lender in connection herewith.

                  "Lockup Agreement" shall mean the Lockup Agreement, dated as of August 29, 2002, among Holdings, the Borrower, all of the Pre-Petition Lenders, all of the holders of Investor Loans (as defined in the Pre-Petition Credit Agreement) and certain of the holders of Senior Subordinated Indebtedness (as defined in the Pre-Petition Credit Agreement).

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Secured Parties hereunder or thereunder, other than those changes that customarily occur as a result of the events and circumstances leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

                  "Maturity Date" shall mean October 1, 2003.

                  "Minority Lenders" shall have the meaning given such term in
Section 10.10(b).

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Multiple Employer Plan" shall mean a Single Employer Plan, which (i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.
                  "Non-Credit Parties" shall mean Subsidiaries of Holdings which are not party to any Loan Document.

                  "Non-Excluded Taxes" shall have the meaning given such term in
Section 2.18(a).

                  "Non-U.S. Lender" shall mean any Lender, any Fronting Bank or Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under the

Loan Documents and (c) the due and punctual payment of all amounts or other monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under or in connection with the operation of or maintenance of the Borrower and the Guarantors cash management system.

                  "Orders" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Sections 4.1(b) and 4.2(d).

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" shall have the meaning given such term in
Section 10.3(a).

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

                  "Pension Plan" shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

                  "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet overdue by more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interests of ground lessors and licensees, which do not interfere materially with the ordinary conduct of the business of the Borrower and the Guarantors, taken as a whole, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be, or which are set forth in the "Marked Up" commitment for title insurance delivered to the Pre-Petition Agent in connection with the Pre-Petition Credit Agreement; (v) purchase money Liens (including Financing Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.3(v) solely for the purpose of financing the acquisition of such property; (vi) letters of credit or deposits in the ordinary course to secure leases; (vii) liens on the property of Holdings or any of the Guarantors in favor of landlords securing licenses, subleases or leases permitted hereunder; (viii) attachment or judgment Liens (other than judgment Liens paid or fully covered by insurance which are not outstanding for more than sixty (60) days unless such judgment has been vacated, discharged, stayed or bonded pending appeal) in an aggregate amount outstanding at any one time not in excess of $2,000,000; (ix) Liens arising from precautionary Uniform Commercial Code financial statement filings with respect to operating leases or consignment arrangements entered into by Holdings or any Guarantor in the ordinary course of business; (x) Liens in favor of a banking institution arising by operation of law encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry; and (xi) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (x) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

                  "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

                  "Prepayment Date" shall mean the date that is thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

                  "Pre-Petition Agent" shall mean JPMorgan Chase Bank as agent for the Pre-Petition Lenders.

                  "Pre-Petition Credit Agreement" shall have the meaning set forth in the Introduction and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Pre-Petition Agent and the Pre-Petition Lenders, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

                  "Pre-Petition Lenders" shall mean, collectively, the lenders under the Pre-Petition Credit Agreement, together with any successors or assigns thereof.

                  "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables (including, without limitation, in respect of reclamation claims) or other pre-petition claims against the Borrower or any Guarantor.

                  "Register" shall have the meaning set forth in Section 10.3(b)(iv).

                  "Related Business" shall mean any business which is the same as or related, ancillary or complementary to any of the businesses of the Borrower and its Subsidiaries on the

Closing Date, as reasonably determined by the Board of Directors of Holdings or the determining Subsidiary of Holdings.

                  "Reorganization Plan" shall mean the Debtors' Joint Plan of Reorganization under chapter 11 of the Bankruptcy Code, in the form attached to the Disclosure Statement.

                  "Required Lenders" shall mean, at any time, Lenders holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no Loans are outstanding, Lenders having Commitments representing in excess of 50% of the Total Commitment.

                  "Restructuring" shall mean the restructuring of the North American and European operations of the Borrower and its Subsidiaries.

                  "Secured Parties" shall mean the collective reference to the Collateral Agent, the Agent and the Lenders.

                  "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

                  "Subsidiary" shall mean, as to any Person, any other Person of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. "Subsidiary" shall not include certain Foreign Subsidiaries in receivership or similar proceedings that have been previously identified by the Borrower to the Agent.

                  "Super-majority Lenders" shall have the meaning given such term in Section 10.10(b).

                  "Superpriority Claim" shall mean a claim against the Borrower and Holdings in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

                  "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than (A) a "reportable event" as to which the 30-day notice is waived under subsection .22, .23, .25, ..27 or .28 of PBGC Regulation Section 4043 or (B) the commencement of the Cases) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a Material Adverse Effect, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

                  "Total Commitment" shall mean, at any time, the sum of the Commitments at such time.

                  "Type" when used in respect of any Loan or Borrowing shall refer to the Rate of interest by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall mean the Adjusted LIBOR Rate and the Alternate Base Rate.

                  "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

                  "U.S. Lender" shall mean any Lender, any Fronting Bank or Agent that is a United States person as defined in Section 7701(a)(30) of the Code.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 TERMS GENERALLY. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.4. All references to notices and communications that are written shall include facsimiles of written notices and communications.

SECTION 2.        AMOUNT AND TERMS OF CREDIT

         SECTION 2.1 COMMITMENT OF THE LENDERS.

                  (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.28), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Lender's Commitment Percentage of the then aggregate Letter of Credit Outstandings, the Commitment of such Lender, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the least of (i) the Total Commitment, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13, (ii) from and after the execution and delivery of the Borrowing Base Amendment, the Borrowing Base and (iii) the amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as applicable.

                  (b) Each Borrowing shall be made by the Lenders in accordance with their respective Commitment Percentages; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

         SECTION 2.2 BORROWING BASE. Notwithstanding any other provision of this Agreement to the contrary, the aggregate principal amount of all outstanding Loans plus the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.3(b)) shall not at any time from and following the date upon which the Borrowing Base Amendment shall have been executed, exceed the Borrowing Base, and no Loan shall be made or Letter of Credit issued in violation of the foregoing.

         SECTION 2.3 LETTERS OF CREDIT.


                  (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance
(i) the aggregate Letter of Credit Outstandings shall exceed $10,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the least of (x) the Total Commitment, as the same may be reduced from time to time pursuant to Sections 2.10 and 2.13, (y) from and after the execution and delivery of the Borrowing Base Amendment, the Borrowing Base and (z) the amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as applicable, and, provided further that (i) no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance hereunder have not been met and (ii) no standby letter of credit shall be issued without the consent of the Agent.

                  (b) No Letter of Credit shall expire later than the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 102% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Banks (less the amount, if any, then on deposit in the Letter of Credit Account) and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 102% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be promptly remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations; provided, further, that the Letters of Credit may be deemed to be outstanding letters of credit under any facility that refinances or replaces this Agreement and that in the event the Letters of Credit are so deemed, the requirements of the immediately preceding proviso shall not apply to such Letters of Credit on the Termination Date.

                  (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.21 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

                  (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.50% and thereafter on the unreimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 4.50% (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.2 or (y) if such draw occurs on or after the Termination Date, in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.2 or 2.28.

                  (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.3, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

                  (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lenders pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lender's Commitment Percentage thereof.

         SECTION 2.4 ISSUANCE. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including facsimile communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

         SECTION 2.5 NATURE OF LETTER OF CREDIT OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Default or Event of Default shall have occurred and be continuing; provided, however, that nothing herein shall relieve the Fronting Bank or any Lender of liability for its own gross negligence or willful misconduct.

         SECTION 2.6 MAKING OF LOANS.

                  (a) Except as contemplated by Section 2.11, Loans shall be either ABR Loans or Eurodollar Loans as the Borrower may request subject to and in accordance with this Section, provided that all Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type. Each Lender may fulfill its Commitment with respect to any Eurodollar Loan or ABR Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated beyond such reasonable efforts) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.15. Subject to the other provisions of this Section and the provisions of Section 2.12, Borrowings of Loans of more than one Type may be incurred at the same time, provided that no more than seven (7) Borrowings of Eurodollar Loans may be outstanding at any time.

                  (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least three Business Days for Eurodollar Loans and one Business Day for ABR Loans (subject, in the case of ABR Loans, to the last sentence of this Section); such notice shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $1,000,000 (and integral multiples of $500,000) in the case of Eurodollar Loans and $500,000 (and integral multiples of $100,000) in the case of ABR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day in the case of Eurodollar Loans and 12:00 noon, New York City time on the first Business Day in the case of ABR Loans, preceding the date on which such Borrowing is to be made except as provided in the last sentence of this Section 2.6(b). Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of ABR Loans or Eurodollar Loans. If no election is made as to the Type of Loan, such notice shall be deemed a request for Borrowing of ABR Loans. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing or Loans being requested and the Interest Period or Interest Periods applicable thereto, as appropriate. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time (other than as provided in the following sentence). With respect to ABR Loans of $5,000,000 or less, the Lenders shall make such Borrowings available to the Agent and the Agent shall disburse such Borrowings in accordance with the Borrower's instructions consistent with this Agreement by 3:00 p.m., New York City time, on the same Business Day that the Borrower gives notice to the Agent of such Borrowing by 10:00 a.m., New York City time.

         SECTION 2.7 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

                  (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The AgEnt shall maintain the Register pursuant to Section 10.3(b)(iv), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the Register shall be conclusive; provided that the failure of the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.3) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

         SECTION 2.8 INTEREST ON LOANS.

                  (a) Subject to the provisions of Section 2.9, the unpaid principal amount of each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with

365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 2.50%.

                  (b) Subject to the provisions of Section 2.9, the unpaid principal amount of each Eurodollar Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBOR Rate for such Interest Period in effect for such Borrowing plus 3.50%.

                  (c) Accrued interest on all Loans shall be payable monthly in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to Eurodollar Loans) upon any repayment or prepayment thereof (on the amount prepaid).

         SECTION 2.9 DEFAULT INTEREST. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to (x) in the case of Borrowings consisting of Eurodollar Loans, the Adjusted LIBOR Rate in effect for such Borrowing plus 5.50%, (y) in the case of all other amounts (other than the reimbursement of any draft drawn under a Letter of Credit), the Alternate Base Rate plus 4.50% and (z) in the case of the reimbursement of any draft drawn under a Letter of Credit, as set forth in Section 2.3(d).

         SECTION 2.10 OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. Upon at least one Business Day's prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $500,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued and unpaid on the amount of the Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Lender.

         SECTION 2.11 ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that reasonable means do not exist for ascertaining the applicable Adjusted LIBOR Rate, the Agent shall, as soon as practicable thereafter, give written, facsimile or telegraphic notice of such determination to the Borrower and the Lenders, and any request by the Borrower for a Borrowing of Eurodollar Loans (including pursuant to a refinancing with Eurodollar Loans) pursuant to
Section 2.6 or 2.12 shall be deemed a request for a Borrowing of ABR Loans. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request for a Borrowing of Eurodollar Loans shall be deemed to be a request for a Borrowing of ABR Loans.

         SECTION 2.12 REFINANCING OF LOANS. The Borrower shall have the right, at any time, on three Business Days' prior irrevocable notice to the Agent (which notice, to be effective, must be received by the Agent not later than 1:00 p.m., New York City time, on the third Business Day preceding the date of any refinancing), (x) to refinance (without the satisfaction of the conditions set forth in Section 4 as a condition to such refinancing) any outstanding Borrowing or Borrowings of Loans of one Type (or a portion thereof) with a Borrowing of Loans of the other Type or (y) to continue an outstanding Borrowing of Eurodollar Loans for an additional Interest Period, subject to the following:

                  (a) as a condition to the refinancing of ABR Loans with Eurodollar Loans and to the continuation of Eurodollar Loans for an additional Interest Period, no Default or Event of Default shall have occurred and be continuing at the time of such refinancing;

                  (b) if less than a full Borrowing of Loans shall be refinanced, such refinancing shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising such Borrowing held by the Lenders immediately prior to such refinancing;

                  (c) the aggregate principal amount of Loans being refinanced shall be at least $1,000,000, provided that no partial refinancing of a Borrowing of Eurodollar Loans shall result in the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000 in aggregate principal amount;

                  (d) each Lender shall effect each refinancing by applying the proceeds of its new Eurodollar Loan or ABR Loan, as the case may be, to its Loan being refinanced;

                  (e) the Interest Period with respect to a Borrowing of Eurodollar Loans effected by a refinancing or in respect to the Borrowing of Eurodollar Loans being continued as Eurodollar Loans shall commence on the date of refinancing or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

                  (f) a Borrowing of Eurodollar Loans may be refinanced only on the last day of an Interest Period applicable thereto; and

                  (g) each request for a refinancing with a Borrowing of Eurodollar Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to refinance any Borrowing of Eurodollar Loans, or to continue such Borrowing as Eurodollar Loans, or shall not be entitled to refinance or continue such Borrowing as Eurodollar Loans, in each case as provided above, such Borrowing shall automatically be refinanced with a Borrowing of ABR Loans at the expiration of the then-current Interest Period. The Agent shall, after it receives notice from the Borrower, promptly give each Lender notice of any refinancing, in whole or part, of any Loan made by such Lender.

         SECTION 2.13 MANDATORY PREPAYMENT; COMMITMENT TERMINATION; CASH COLLATERAL.

                  (a) If at any time the aggregate principal amount of the outstanding Loans plus the Letter of Credit Outstandings exceeds the least of
(x) the Total Commitment, (y) on or after the date as of which a Borrowing Base Certificate is required to be delivered to the Agent, the Borrowing Base and (z) the amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as applicable, the Borrower will within three Business Days
(i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Total Commitment and/or the Borrowing Base and/or such amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as the case may be, and (ii) if, after giving effect to the prepayment in full of the Loans, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Total Commitment and/or the Borrowing Base and/or such amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as the case may be, deposit into the Letter of Credit Account an amount equal to 102% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Total Commitment or Borrowing Base or such amount permitted to be outstanding hereunder pursuant to the Interim Order or the Final Order, as the case may be.

                  (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall repay the then outstanding Loans in full (plus any accrued but unpaid interest and fees thereon) and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 102% of the amount by which the Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.3(b); provided, that the Letters of Credit may be deemed to be outstanding letters of credit under any facility that refinances or replaces this Agreement and that in the event the Letters of Credit are so deemed, the requirements of the immediately preceding provision shall not apply to such Letters of Credit on the Termination Date.

         SECTION 2.14 OPTIONAL PREPAYMENT OF LOANS; REIMBURSEMENT OF LENDERS.

                  (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, (x) with respect to Eurodollar Loans, upon at least three Business Days' prior written notice to the Agent and (y) with respect to ABR Loans on the same Business Day if written notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written notice to the Agent; provided, however, that (i) each such partial prepayment shall be in multiples of $500,000, (ii) no prepayment of Eurodollar Loans shall be permitted pursuant to this Section 2.14(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in clause (i) of the first sentence of Section 2.14(b), and
(iii) no partial prepayment of a Borrowing of Eurodollar Loans shall result in the aggregate principal amount of the Eurodollar Loans remaining outstanding pursuant to such Borrowing being less than $1,000,000. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and in the case of Eurodollar Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

                  (b) The Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released
(i) resulting from any prepayment (for any reason whatsoever, including, without limitation, refinancing with ABR Loans) of any Eurodollar Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan (including, without limitation, any such prepayment in connection with the syndication of the credit facility evidenced by this Agreement) or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.6 in respect of Eurodollar Loans, such Loans are not made on the first day of the Interest Period specified in such notice of borrowing for any reason other than a breach by such Lender of its obligations hereunder. Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBOR Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing with ABR Loans other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan, or (y) in the case of such failure to borrow, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.14(a), the Borrower on demand by any Lender shall pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment, but without duplication of any amounts paid under Section 2.14(b). Each Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss as determined by such Lender.

                  (d) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.13 or 2.14 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent, provided that in the latter case no Eurodollar Loans shall be prepaid pursuant to Section
2.13 to the extent that such Loan has an Interest Period ending after the required date of prepayment unless and until all outstanding ABR Loans and Eurodollar Loans with Interest Periods ending on such date have been repaid in full.

         SECTION 2.15 RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

                  (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any fees or other amounts payable hereunder (other than changes in respect of Taxes, Other Taxes and taxes imposed on, or measured by, the net income or overall gross receipts or franchise taxes of such Lender by the national jurisdiction in which such Lender has its principal office or in which the applicable lending office for such Eurodollar Loan is located or by any political subdivision or taxing authority therein, or by any other jurisdiction or by any political subdivision or taxing authority therein other than a jurisdiction in which such Lender would not be subject to tax but for the execution and performance of this Agreement), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBOR Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or the Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender in accordance with paragraph (c) below such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have reasonably determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material (except to the extent that such amount is reflected in the Adjusted LIBOR Rate), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.16 CHANGE IN LEGALITY.

                  (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any change after the date of this Agreement in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan or (y) at any time any Lender determines that the making or continuance of any of its Eurodollar Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then, by written notice to the Borrower, such Lender may (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below. In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then-current Interest Period, otherwise, such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.17 PRO RATA TREATMENT, ETC. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections
2.15 and 2.16) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made among the Lenders in accordance with their Commitment Percentages. All payments by the Borrower hereunder shall be made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full or converted to a Loan of a different Type.

         SECTION 2.18 TAXES.

                  (a) Except as provided below in this Section, all payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) taxes imposed on the Agent, any Lender, any Fronting Bank or any Participant as a result of a present or former connection between the Agent, such Lender, such Fronting Bank or such Participant and the jurisdiction imposing such taxes or any political subdivision thereof (other than any such connection arising solely from the Agent, such Lender, such Fronting Bank or such Participant having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Documents) and (ii) any United States withholding taxes payable with respect to payments under this Agreement under laws (including any governing statute, treaty or regulation) in effect on the Closing Date (or (x) in the case of an Assignee, the date of the Assignment and Acceptance and (y) in the case of a Participant, the date of the related purchase) applicable to any Lender, the Agent, any Fronting Bank or any Participant, as the case may be. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender or any Fronting Bank hereunder, the amounts so payable to the Agent or such Lender or such Fronting Bank shall be increased to the extent necessary to yield to the Agent or such Lender or such Fronting Bank (after deduction for all Non-Excluded Taxes) an amount equal to the sum it would have received had no such deductions been made, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to the Agent, any Lender or any Fronting Bank if the Agent, such Lender or such Fronting Bank fails to comply with the requirements of paragraph (b) of this Section 2.18 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this Section 2.18) or if the Agent, such Lender or such Fronting Bank fails to comply with the requirements of paragraphs (c) or (d) of this Section 2.18. Whenever any Non-Excluded Taxes are payable by the Borrower, reasonably promptly thereafter, the Borrower shall send to the Agent for its own account or for the account of such Lender or such Fronting Bank, as the case may be, the original or a certified copy of an official receipt, if any, received by the Borrower or such other document acceptable to the Agent or such Lender or such Fronting Bank showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders and the Fronting Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender or any Fronting Bank as a result of any such failure; provided, however, that for any period with respect to which any Lender or any Fronting Bank or the Agent fails to comply with the requirements of paragraph (b) of this Section 2.18 (other than if such failure is due to a change in governing statute, treaty, or regulation occurring subsequent to the date on which a form or certification originally was required to be provided pursuant to paragraph (b) of this Section 2.18), such Lender or such Fronting Bank or the Agent shall not be entitled to indemnification under this paragraph
(a) of this Section 2.18. The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for a period of nine (9) months thereafter.

                  (b) Each Non-U.S. Lender and each U.S. Lender shall:

                           (i) (x) on or before the date of any payment under
                  this Agreement to such Lender, deliver to the Borrower and the Agent, in the case of a Non-U.S. Lender, two properly completed copies of United States Internal Revenue Service Form W-8 BEN (certifying to its entitlement to treaty benefits) or W-8 ECI (certifying that the income received is effectively connected with a U.S. trade or business), or successor applicable form, as the case may be, (A) certifying that all payments that it is entitled to receive under this Agreement or any Loan Document may be made without any deduction or withholding of any United States federal income taxes and (B) certifying that it is entitled to an exemption from United States backup withholding tax (to the extent that such Lender receives fees that are not interest income, separate Forms W-8BEN and W-8 ECI shall be provided for such amounts) or, in the case of a U.S. Lender, two properly completed copies of United States Internal Revenue Service Form W-9, certifying that such Lender is entitled to an exemption from United States backup withholding tax;

                           (y) deliver to the Borrower and the Agent two further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and promptly upon the request by the Borrower or the Agent; and

                           (z) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Agent; or

                           (ii) in the case of any Non-U.S. Lender that is not a
                  "bank" within the meaning of Section 881(c)(3)(A) of the Code, such Lender, in lieu of complying with subparagraph (i) of this paragraph (b) with respect to interest payments received by such Lender, may, (x) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (y) deliver to the Borrower on or before the date of any payment by the Borrower, with a copy to the Agent, (A) a certificate stating that such Lender (1) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (2) is not a "10-percent shareholder" within the meaning of Section 881(c)(3)(B) and 871(h)(3)(B) of the Code and (3) is not a "controlled foreign corporation" receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (B) two duly completed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) or 871(h) of the Code with respect to interest payments to be made under this Agreement or any Loan Document (and to deliver to the Borrower and the Agent two further copies of Form W-8BEN on or before the date it expires or becomes obsolete, after the occurrence of any event requiring a change in the most recently provided form and promptly upon the request by the Borrower or the Agent and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (z) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to interest payments under this Agreement or any Loan Document; or

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes the Agent, a Lender or a Fronting Bank hereunder which renders all such forms and certificates inapplicable or which would prevent the Agent, such Lender or such Fronting Bank from duly completing and delivering any such form or certificate with respect to it and the Agent, such Lender or such Fronting Bank so advises the Borrower and the Agent. Each Person that shall become the Agent, a Fronting Bank, a Lender or a Participant pursuant to Section 10.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 2.18; provided that in the case of a Participant the obligations of such Participant pursuant to this Section 2.18 shall be determined as if such Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments under this Agreement or any Loan Document to or for a Lender, a Fronting Bank or the Agent are not subject to United States withholding tax, the Borrower or the Agent shall withhold amounts required to be withheld by applicable requirements of law from such payments at the applicable statutory rate.

                  (c) Each Lender, each Fronting Bank and the Agent shall, upon request by the Borrower, deliver to the Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by the Borrower under this Agreement or any Loan Document may be made free and clear of, and without deduction or withholding for or on account of any Non-Excluded Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of any jurisdiction, provided that the Agent, such Lender or such Fronting Bank is legally entitled to complete, execute and deliver such form or certificate.

                  (d) If the Agent, any Lender or any Fronting Bank becomes entitled to claim any additional amounts pursuant to this Section 2.18, it shall promptly notify in writing (in any event no later than ninety (90) days after the Agent, such Lender or such Fronting Bank becomes entitled to make such claim) the Borrower, through the Agent, of the event by reason of which it has become so entitled in accordance with paragraph (a) of this Section 2.18. The Agent, any Lender and any Fronting Bank claiming any additional amounts payable pursuant to this Section 2.18 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its principal office or its applicable lending office, if the making of such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and the Agent, such Lender or such Fronting Bank in its reasonable discretion would not otherwise be disadvantaged.

                  (e) In the event that the Agent or any Lender or any Fronting Bank receives a refund or credit in respect of Non-Excluded Taxes paid by the Borrower, the Agent or such Lender or such Fronting Bank shall, to the extent it can do so without jeopardizing its right to such refund or credit, pay over to the Borrower an amount that would leave the Agent or such Lender or such Fronting Bank in the same position as if no such Non-Excluded Taxes had been imposed. Nothing contained in this paragraph (e) shall interfere with the right of the Agent and such Lender or such Fronting Bank to arrange its tax affairs in whatever manner it thinks fit, nor to disclose any information relating to its tax affairs or any computations in respect thereof or to do anything that would prejudice its ability to benefit from any other credits, relief, remissions or repayments to which it may be entitled.

         SECTION 2.19 CERTAIN FEES. The Borrower shall pay (i) to the Agent, for the respective accounts of the Agent and the Lenders, the respective fees set forth in that certain Fee Letter dated August 30, 2002 between the Borrower and the Agent and (ii) to the documentation agent, the fees set forth in that certain Fee Letter dated August 29, 2002 between the Borrower and the documentation agent.

         SECTION 2.20 COMMITMENT FEE. The Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of one-half of one percent (1/2%) per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

         SECTION 2.21 LETTER OF CREDIT FEES. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of (x) three and one-half percent (3.50%) per annum on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.3. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

         SECTION 2.22 NATURE OF FEES. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the fee letters described in
Section 2.19. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.23 PRIORITY AND LIENS.

                  (a) The Borrower and Holdings hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and Holdings hereunder and under the Loan Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having joint and several priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code; (ii) pursuant to
Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower's and Holdings' respective estates in the Cases, including, without limitation, all accounts receivable, inventory, property, plant and equipment of the Borrower and Holdings and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and Holdings (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower and Holdings under the Pre-Petition Credit Agreement, as to which the Lien in favor of the Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid, perfected and non-avoidable Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid, perfected and non-avoidable Liens; (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the tangible and intangible property of the Borrower and Holdings (including without limitation, accounts receivable, inventory, patents, copyrights, trademarks, tradenames and all other intellectual property, and the capital stock of all direct Domestic Subsidiaries of the Borrower and Holdings and the proceeds thereof) that is subject to existing Liens that presently secure the Borrower's and Holdings' pre-petition Indebtedness under the Pre-Petition Credit Agreement (but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) and any Liens granted after the Filing Date to provide adequate protection in respect of the Pre-Petition Credit Agreement, senior to all of such Liens; and (v) pursuant to the relevant Loan Documents, shall be secured by a perfected first priority Lien on all of the tangible and intangible property of the Guarantors other than Holdings (including, without limitation, accounts receivable, inventory, patents, copyrights, trademarks, tradenames and all other intellectual property, and the capital stock of all direct Domestic Subsidiaries of such Guarantors (and, except with respect to the capital stock of Viasystems Luxembourg S.a.r.l., no more than

65% of the capital stock of any direct Foreign Subsidiaries of such Guarantors) and the proceeds thereof) that is subject to existing Liens that presently secure the obligations of such Guarantors under the Pre-Petition Credit Agreement and any Liens granted after the Filing Date in respect thereof, senior to all of such Liens; in each case subject only to (x) in the event of the occurrence and during the continuance of any Default or Event of Default, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, Holdings, any statutory committees appointed in the Cases and, only until such time as a statutory committee is appointed upon which The Bank of New York, in its capacity as indenture trustee, GSC Partners, Credit Suisse Asset Management and MW Post Advisory Group collectively constitute the majority of members, the ad hoc committee of holders of senior subordinated notes of the Borrower, in an aggregate amount not in excess of $1,500,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of any Default or Event of Default to the extent such fees and disbursements are allowed by the Bankruptcy Court at any time) and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"), provided, however, that, except as otherwise provided in the Orders, no portion of the Carve-Out shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Pre-Petition Lenders or the Lenders or to the collateral securing such indebtedness. The Lenders agree that so long as no Default or Event of Default shall have occurred, the Borrower and Holdings shall be permitted to pay compensation and reimbursement of fees and expenses allowed and payable under 11 U.S.C. Sections 328, 330 and 331, as the same may be due and payable, and the same shall not reduce the Carve-Out. The liens and priorities described above shall not include any of the Borrower's or Holdings' avoidance actions under Sections 544 to 549 of the Bankruptcy Code.

                  (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or Holdings, or the possession of which is held by the Borrower or Holdings pursuant to leasehold interest and which secures the obligations under the Pre-Petition Credit Agreement, the Borrower and Holdings each hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrower and Holdings in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and Holdings in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and Holdings each acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and Holdings each further agree that, upon the request of the Agent, the Borrower and Holdings shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

         SECTION 2.24 RIGHT OF SET-OFF. Subject to the provisions of Section 7.1, upon the occurrence and during the continuance of any Event of Default, the Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender or any of its Affiliates to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender (and any such Affiliate) and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 2.25 SECURITY INTEREST IN LETTER OF CREDIT ACCOUNT. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and Holdings hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and Holdings' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in clause (ii)(y) of Section 2.3(b).

         SECTION 2.26 PAYMENT OF OBLIGATIONS. Subject to the provisions of
Section 7.1, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

         SECTION 2.27 NO DISCHARGE; SURVIVAL OF CLAIMS. Each of the Borrower and Holdings agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming the Reorganization Plan (and each of the Borrower and Holdings, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section 2.23 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.23 and 2.25 shall not be affected in any manner by the entry of an order confirming the Reorganization Plan.

         SECTION 2.28 USE OF CASH COLLATERAL. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.6 or request the issuance of a Letter of Credit under
Section 2.4 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.6 unless the Borrower and Holdings shall at that time have the use of all cash collateral subject to the Orders for the purposes described in Section 3.9.

SECTION  3. REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and Holdings jointly and severally represent and warrant as follows:

         SECTION 3.1 ORGANIZATION AND AUTHORITY. Each of the Borrower, Holdings and their respective Subsidiaries, as applicable, (i) is an organization duly organized and validly existing under the laws of the State of its organization and is duly qualified as a foreign organization and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

         SECTION 3.2 DUE EXECUTION. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each Credit Party of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each Credit Party, have been duly authorized by all necessary corporate or limited liability company (as applicable) action including the consent of shareholders, or members, as applicable, where required, and do not (A) contravene the charter, by-laws or other formative or charter documents of any Credit Party, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on any Credit Party or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any Credit Party other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and Holdings. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement is, and each of the other Loan Documents to which each Credit Party is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms (as to the Borrower and Holdings) and the Orders.

         SECTION 3.3 STATEMENTS MADE. The information that has been delivered in writing by any Credit Party to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not materially misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by such Credit Party to be reasonable at the time such projections were furnished.

         SECTION 3.4 FINANCIAL STATEMENTS. The Borrower has furnished the Lenders with copies of the audited consolidated financial statements and schedules of the Borrower for the fiscal year ended December 31, 2001 and the unaudited financial statements for the fiscal quarters ended March 31, 2002 and June 30, 2002. Such financial statements present fairly, in accordance with GAAP and in all material respects, the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods, subject to normal year-end audit adjustments in the case of the quarterly financial statements; such balance sheets and the notes thereto disclose all liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof required to be disclosed by GAAP and such financial statements were prepared in a manner consistent with GAAP. No material adverse change in the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, has occurred from that set forth in the Borrower's consolidated financial statements for the fiscal year ended December 31, 2001 other than those changes that customarily occur as a result of events and circumstances leading up to and following the commencement of a proceeding under Chapter 11 of the Bankruptcy Code and the commencement of the Cases (including, without limitation, those reflected in the financial projections heretofore made available to the Agent).

         SECTION 3.5 OWNERSHIP. Other than as set forth on Schedule 3.5, (i) each of the Persons listed on Schedule 3.5 is a wholly-owned, direct or indirect Subsidiary of Holdings, and (ii) Holdings owns no other Subsidiaries, whether directly or indirectly. Each of the Domestic Subsidiaries of Holdings (other than the Borrower) is a Guarantor.

         SECTION 3.6 LIENS. Except for Liens existing on the Filing Date as reflected on Schedule 3.6, there are no Liens of any nature whatsoever on any owned assets of the Borrower, Holdings or any of their respective Subsidiaries other than: (i) Liens granted pursuant to the Pre-Petition Credit Agreement;
(ii) Permitted Liens; (iii) other Liens permitted pursuant to Section 6.1; and
(iv) Liens in favor of the Agent and the Lenders.

         SECTION 3.7 COMPLIANCE WITH LAW.

                  (a) Except as set forth on Schedule 3.7, (i) the operations of the Borrower, Holdings and their respective Subsidiaries comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, applicable regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.); (ii) to the Borrower's and Holdings' knowledge, none of the operations of the Borrower, Holdings or any of their respective Subsidiaries is the subject of any pending Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower, Holdings or any such Subsidiary is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and Holdings' knowledge, the Borrower, Holdings and their respective Subsidiaries do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

                  (b) Neither the Borrower, Holdings nor any of their respective Subsidiaries is, to the best of Borrower's and Holdings' knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a Material Adverse Effect.

         SECTION 3.8 INSURANCE. All policies of insurance of any kind or nature owned by or issued to the Borrower, Holdings and their respective Subsidiaries are in full force and effect and are of a nature and provide such coverage as is customarily carried in the industries in which the Borrower, Holdings and/or the applicable Subsidiary operates.

         SECTION 3.9 USE OF PROCEEDS. The proceeds of the Loans shall be used for working capital and general corporate purposes of the Borrower and the Guarantors (including, but only to the extent permitted hereunder, for post-petition loans and advances to Foreign Subsidiaries of the Borrower). The proceeds of the Loans shall not be used to buy or carry "margin securities" or "margin stock," as such terms are used in Regulations U and X of the Board.

         SECTION 3.10 LITIGATION. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or Holdings, threatened against or affecting the Borrower, Holdings or their respective Subsidiaries or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower, Holdings or such Subsidiaries and, if so determined adversely to the Borrower, Holdings or such Subsidiaries would have a Material Adverse Effect.

SECTION 4. CONDITIONS OF LENDING

         SECTION 4.1 CONDITIONS PRECEDENT TO INITIAL LOANS AND INITIAL LETTERS OF CREDIT. The obligation of the Lenders to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

                  (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

                       (i) a copy of such entity's certificate of incorporation or certificate of formation, as applicable, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                       (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of by that entity and as to the charter documents on file in the office of such Secretary of State; and

                       (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws or other formative or charter documents of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors or managing members, as applicable, of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation or other formative or charter documents of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

                  (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.23 which Interim Order (i) shall have been entered, with the consent or non-objection of a preponderance (as determined by the Agent) of the Pre-Petition Lenders, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Pre-Petition Lenders) as may in each case be reasonably satisfactory to the Agent, (ii) shall authorize extensions of credit in amounts not in excess of $10,000,000 in the aggregate, (iii) shall approve the payment by the Borrower of all of the Fees referred to in Section 2.19, (iv) shall be in full force and effect, (v) shall have authorized the use by the Borrower and Holdings of any cash collateral in which any Pre-Petition Lender under the Pre-Petition Credit Agreement may have an interest and shall have provided, as adequate protection for the use of such cash collateral and the priming contemplated hereby, for (A) the monthly payment of current interest and letter of credit fees (including the payment on the Closing Date of any such interest and fees that are accrued and unpaid as of the Filing Date) at the applicable non-default rates provided for pursuant to the Pre-Petition Credit Agreement (the payments described in this clause to be without prejudice to the rights of any Pre-Petition Lender to assert a claim for the payment of additional interest and letters of credit fees calculated at any other applicable rates of interest (including, without limitation, at any default rates), or on any other basis, set forth in the Pre-Petition Credit Agreement or to the rights of the Borrower to contest such assertion), (B) a superpriority claim as contemplated by Section 507(b) of the Bankruptcy Code immediately junior to the claims under Section 364(c)(1) of the Bankruptcy Code held by the Agent and the Lenders (without the requirement to file any motion or pleading or to make any demand), (C) a Lien on substantially all of the assets of the Borrower and Holdings having a priority immediately junior to the priming and other Liens granted in favor of the Agent and the Lenders hereunder and under the other Loan Documents, (D) the payment on a current basis of the reasonable fees and disbursements of respective professionals (including, but not limited to, the reasonable fees and disbursements of counsel and internal and third-party consultants, including financial consultants, and auditors) for the Pre-Petition Agent (including the payment on the Closing Date or as soon thereafter as is practicable of any unpaid pre-petition fees and expenses) and the members of the Bank Steering Committee in their capacity as such and the continuation of the payment on a current basis of the administration and letter of credit fees that are provided for under the Pre-Petition Credit Agreement, and (E) such other protection as agreed between the Borrower, the Guarantors and the Pre-Petition Lenders, (vi) shall contain customary provisions regarding challenges to the pre-petition claims and liens of the parties to be primed under clause (v) above, Section 506(c) of the Bankruptcy Code and other matters; and (vii) shall not have been vacated, stayed, reversed, modified or amended in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the issuance of such Letter of Credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (c) Lockup Agreement. The Agent shall be satisfied that all of the Pre-Petition Lenders and the requisite holders of Senior Subordinated Indebtedness (as defined in the Pre-Petition Credit Agreement) and holders of Investor Loans (as defined in the Pre-Petition Credit Agreement), in each case in number (50%) and amount (66-2/3%), have entered into the Lockup Agreement, and the Lockup Agreement shall be in full force and effect, or such persons shall have otherwise voted for the Reorganization Plan and such votes shall not have been withdrawn.

                  (d) Guarantee and Collateral Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Guarantee and Collateral Agreement in substantially the form of Exhibit B-1 (the "Guarantee and Collateral Agreement").

                  (e) Intercreditor Agreement. The Borrower, each of the Guarantors and the Pre-Petition Agent shall have duly executed and delivered to the Agent an Intercreditor Agreement in substantially the form of Exhibit B-2 (the "Intercreditor Agreement").

                  (f) First Day Orders. All of the motions and "first day orders" filed by the Debtors and entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

                  (g) Plan of Reorganization. (i) The Reorganization Plan and the Disclosure Statement shall have been filed with the Bankruptcy Court at the time of the commencement of the Cases and (ii) the Agent shall be satisfied that all holders of claims or interests against the Borrower and Holdings entitled to vote on the Reorganization Plan shall have received a copy of the Reorganization Plan and Disclosure Statement and the Borrower and Holdings shall have received sufficient votes from such holders of claims and interests to enable the Reorganization Plan to be confirmed pursuant to Section 1129 of the Bankruptcy Code;

                  (h) Opinion of Counsel. The Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

                  (i) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due and then payable under and pursuant to this Agreement and the letter referred to in Section 2.19.

                  (j) Corporate and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including records of corporate and judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

                  (k) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Business Plan with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

                  (l) UCC Searches. The Agent shall have received UCC searches (including tax liens and judgments) conducted in the jurisdictions in which the Guarantors (other than Holdings) conduct business, satisfactory to the Agent (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of such Guarantors other than Liens granted or permitted under the Pre-Petition Credit Agreement and such other Liens as may be satisfactory to the Agent.

                  (m) Closing Documents. The Agent shall have received all documents required by Section 4.1 reasonably satisfactory in form and substance to the Agent.

         SECTION 4.2 CONDITIONS PRECEDENT TO EACH LOAN AND EACH LETTER OF CREDIT. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

                  (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by
Section 2.

                  (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

                  (d) Orders. The Interim Order shall be in full force and effect and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Agent, the Required Lenders and the Pre-Petition Agent, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of the Interim Order (with only such modifications thereto as are satisfactory in form and substance to the Agent) (the "Final Order") which, in any event, shall have been entered by the Bankruptcy Court no later than thirty (30) days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been vacated, stayed, reversed, modified or amended in any respect without the prior written consent of the Agent, the Required Lenders and the Pre-Petition Agent; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

                  (e) Payment of Fees. The Borrower shall have paid to the Agent and the Pre-Petition Agent the then unpaid balance of all accrued and unpaid Fees due and then payable under and pursuant to this Agreement, the Orders and the letters referred to in Section 2.19.

                  (f) Borrowing Base Certificate. From and after the execution and delivery of the Borrowing Base Amendment, the Agent shall have received the timely delivery of the most recent Borrowing Base Certificate (dated no more than seven (7) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder; provided, however, that until such time as the aggregate amount of the Loans and Letter of Credit Outstandings exceed the amount of the Borrowing Base attributable to Eligible Receivables, the Borrowing Base Certificate shall only reflect current information regarding such Eligible Receivables.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5.  AFFIRMATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and Holdings agree that, unless the Required Lenders shall otherwise consent in writing, the Borrower and Holdings will, and will cause each of their respective Subsidiaries to:

         SECTION 5.1 FINANCIAL STATEMENTS, REPORTS, ETC. In the case of the Borrower, Holdings and their respective Subsidiaries, deliver to the Agent and each of the Lenders:

                  (a) within 90 days after the end of each fiscal year, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its consolidated Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, such annual consolidated statement of the Borrower to be audited for the Borrower and its Subsidiaries by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing satisfactory to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                  (c) commencing with the first fiscal month following the Closing Date, as soon as practicable, but in no event later than 45 days after the end of each fiscal month (i) unaudited monthly cash flow statements, consolidated balance sheet and related statements of income of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such month and the then elapsed portion of the fiscal quarter, (ii) consolidating profit and loss statements for the Borrower by region, and (iii) a monthly report detailing from and after the Petition Date professional fees and expenses that have been billed and paid or billed but unpaid to date and the accumulated "hold-back" of professional fees and expenses to date;

                  (d) (i) concurrently with any delivery of financial statements under (a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Default or Event of Default, or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.1, 6.3, 6.4, 6.5, 6.6, 6.10, 6.11, 6.12, 6.14 and 6.15 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that a Default or Event of Default has occurred and is continuing, or if, in the opinion of such accountants, a Default or Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

                  (e) commencing with the first fiscal month following the Closing Date, as soon as practicable, but in no event later than 5:00 p.m. New York City time on the fourth Business Day after the end of each fiscal month, the Borrower's and its Subsidiaries' forecast of cash receipts and disbursements for the ensuing 13-week period;

                  (f) not later than 5:00 p.m. New York City time on the fourth Business Day of each calendar week, a comparison of actual cash flows for the preceding week to the cash flows forecasted for such week in the forecast delivered under (e) above, showing the variance, if any, of the actual cash flows from the forecast;

                  (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

                  (h) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto;

                  (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

                  (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

                  (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

                  (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

                  (m) promptly, information (including market comparables) regarding any stay bonus or other cash retention payment with respect to the managers and/or executives of Holdings and/or the Borrower;

                  (n) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, Holdings or any of their respective Subsidiaries, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lender, may reasonably request; and

                  (o) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other non-privileged documents filed by or on behalf of the Borrower, Holdings or any of their respective Subsidiaries with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower, Holdings or any of their respective Subsidiaries to any official committee appointed in the Cases.

         SECTION 5.2 CORPORATE EXISTENCE. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower, Holdings or the applicable Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.11.

         SECTION 5.3 INSURANCE. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the industries in which the Borrower and the Guarantors operate; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower, Holdings or any of their respective Subsidiaries, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the industries in which the Borrower, Holdings and their respective Subsidiaries operate and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

         SECTION 5.4 OBLIGATIONS AND TAXES. Pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower, Holdings and each of their respective Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower, Holdings and their respective Subsidiaries shall have set aside on their books adequate reserves therefor).

         SECTION 5.5 NOTICE OF EVENT OF DEFAULT, ETC. Promptly give to the Agent notice in writing of the occurrence of any Default or Event of Default.

         SECTION 5.6 ACCESS TO BOOKS AND RECORDS. Maintain or cause to be maintained at all times true and complete books and records in a manner consistent with GAAP of the financial operations of the Borrower, Holdings and their respective Subsidiaries; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower, Holdings or any of their respective Subsidiaries to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower, Holdings and their respective Subsidiaries and to conduct examinations of and to monitor the Collateral held by the Agent in each case at the Borrower's expense.

         SECTION 5.7 BORROWING BASE CERTIFICATE. During any period following the execution and delivery of the Borrowing Base Amendment in which an extension of credit is outstanding, furnish to the Agent as soon as available and in any event (i) on or before the initial extension of credit hereunder and thereafter on or before the third Business Day of each week, a weekly Borrowing Base Certificate as of the last Business Day of the immediately preceding week, (ii) if requested by the Agent at any other time when the Agent reasonably believes that the then existing Borrowing Base Certificate is materially inaccurate, as soon as reasonably available but in no event later than five (5) Business Days after such request, a Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation (including, without limitation, the documentation described on Schedule 1 to the Borrowing Base Certificate) and (iii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request; provided, however, that until such time as the aggregate amount of the Loans and Letter of Credit Outstandings exceed the amount of the Borrowing Base attributable to Eligible Receivables, the Borrowing Base Certificate shall only reflect current information regarding such Eligible Receivables.

         SECTION 5.8 COLLATERAL MONITORING AND REVIEW; ADDITIONAL SUBSIDIARIES. At any time upon the request of the Agent or the Required Lenders through the Agent, permit the Agent or professionals (including, without limitation, internal and third party consultants, accountants and appraisers) retained by the Agent or its professionals to conduct evaluations and appraisals

(ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agent's Collateral Agent Services Group). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal. If at any time after the date of this Agreement, the Borrower, Holdings or any of the other Guarantors shall form any new Subsidiary, the Borrower, Holdings or such Guarantor, as the case may be, shall (x) in the case of a new Subsidiary that is a Domestic Subsidiary, cause such new Subsidiary to become a party to the Guarantee and Collateral Agreement and (y) pledge to the Agent all of the Capital Stock of such Subsidiary owned by the Person forming such Subsidiary to secure the relevant obligations under the Loan Documents; provided that the Borrower, Holdings and the other Guarantors shall not be required hereunder to pledge more than 65% of the capital stock of any Foreign Subsidiary (other than with respect to the capital stock of Viasystems Luxembourg S.a.r.l.).

         SECTION 5.9 BUSINESS PLAN. Make its senior officers available to discuss the Borrower's Business Plan (a copy of which has heretofore been delivered to the Agent and the Lenders in accordance with Section 4.1(k)), with the Agent and/or the Lenders upon the Agent's reasonable request.

SECTION 6.  NEGATIVE COVENANTS

                  From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.3(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower and Holdings will not (and will not apply to the Bankruptcy Court for authority to), and will not permit any of their respective Subsidiaries to:

         SECTION 6.1 LIENS. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower, Holdings or any of their respective Subsidiaries, now owned or hereafter acquired by the Borrower, Holdings or any of such Subsidiaries, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.6 hereto and Liens granted pursuant to the Pre-Petition Credit Agreement; (ii) Liens in favor of the Pre-Petition Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, it being understood that the Interim Order and the Final Order will provide that the holder of such junior Liens shall not be permitted to take any action to enforce their rights with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; (iv) Liens in favor of the Agent and the Lenders; (v) Liens securing purchase money Indebtedness or Financing Leases permitted by Section 6.3(v);
(vi) Liens existing on the property referred to in clause (v) at the time of its acquisition or existing on property of any Person that becomes a Subsidiary (other than such Liens created in contemplation of such acquisition), provided that in case of this clause (vi), the aggregate principal amount of Indebtedness secured thereby shall not exceed

$10,000,000; and (vii) Liens on assets of Subsidiaries of the Borrower so long as neither (a) the aggregate outstanding principal amount of the obligations secured thereby nor (b) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds $12,500,000 at any one time.

         SECTION 6.2 MERGER, ETC. Consolidate or merge with or into another Person (except that (i) Holdings may merge or consolidate with the Borrower and (ii) any Subsidiary of Holdings (other than the Borrower) may merge into any Guarantor so long as the surviving entity of such merger is a Guarantor).

         SECTION 6.3 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness of the Credit Parties under the Loan Documents; (ii)(a) Indebtedness among the Credit Parties, (b) Indebtedness of Foreign Subsidiaries of the Borrower that are not Credit Parties to the Credit Parties in an aggregate Equivalent Amount outstanding not to exceed $25,000,000 at any one time, (c) Indebtedness of Non-Credit Parties to other Non-Credit Parties and (d) Indebtedness of any Credit Party to any Non-Credit Party (so long as the obligations of such Credit Party in respect thereof are contractually subordinated to the obligations of such Credit Party under the Loan Documents to which it is a party on terms reasonably satisfactory to the Agent); (iii) Indebtedness of Subsidiaries of Holdings listed on Schedule 6.3 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof except to the extent the increase in such Indebtedness could otherwise be incurred under this Section 6.3; (iv) Indebtedness resulting from the endorsement of negotiable instruments in the ordinary course of business; (v) Indebtedness of Subsidiaries of Holdings in respect of obligations under Financing Leases and purchase money Indebtedness or Indebtedness assumed in connection with a purchase money transaction, provided that the aggregate amount of such Indebtedness, together with Indebtedness permitted under clause (xi) below, does not exceed the Equivalent Amount of $37,500,000 at any one time;
(vi) Indebtedness in respect of Hedge Agreements permitted by Section 6.14;
(vii) Indebtedness permitted by Section 6.6; (viii) Indebtedness (other than for borrowed money) subject to Liens permitted under Section 6.1(iii) by virtue of clauses (i), (ii) and (iii) of the definition of "Permitted Liens"; (ix) additional Indebtedness of Subsidiaries of Holdings in an aggregate principal amount outstanding not to exceed the Equivalent Amount of $12,500,000 at any one time; (x) Indebtedness of any Foreign Subsidiary of the Borrower which is not a Credit Party under overdraft facilities incurred in the ordinary course of business in an aggregate amount outstanding not to exceed the Equivalent Amount of $20,000,000 at any one time; and (xi) Indebtedness arising from agreements with Governmental Authorities of any foreign country, or political subdivision or agency thereof, relating to the construction of plants and the purchase and installation (including related training costs) of equipment to be used in a Related Business; provided that the aggregate amount of such Indebtedness, together with Indebtedness permitted under clause (v) above, does not exceed the Equivalent Amount of $37,500,000 at any one time.

Notwithstanding the foregoing, no Subsidiary of Holdings that is organized under the laws of or contains assets located in (a) the People's Republic of China, shall create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness of any such Subsidiary listed on Schedule 6.3 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof, (ii) Indebtedness of such Subsidiaries permitted pursuant to Section 6.3(b) and (iii) additional Indebtedness of such Subsidiaries in an aggregate principal amount which, together with the aggregate principal amount of Indebtedness outstanding pursuant to the foregoing clause (a)(i), does not exceed the Equivalent Amount of $27,600,000 at any one time or (b) the Netherlands, shall create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness of any such Subsidiary listed on Schedule 6.3 and extensions, renewals or replacements thereof provided that no such extension, renewal or replacement shall increase the principal amount thereof, (ii) Indebtedness of such Subsidiaries permitted pursuant to Section 6.3(b) and (iii) additional Indebtedness of such Subsidiaries in an aggregate principal amount which, together with the aggregate principal amount of Indebtedness outstanding pursuant to the foregoing clause (b)(i), does not exceed the Equivalent Amount of $10,000,000 at any one time.

         SECTION 6.4 CAPITAL EXPENDITURES. Make Capital Expenditures (i) during the last two fiscal quarters of the Borrower's 2002 fiscal year in an aggregate amount for such two-quarter period in excess of $37,000,000, (ii) during the first two fiscal quarters of the Borrower's 2003 fiscal year in an aggregate amount for such two-quarter period in excess of $69,100,000 or (iii) during the last two fiscal quarters of the Borrower's 2003 fiscal year in an aggregate amount for such two-quarter period in excess of $92,000,000.

         SECTION 6.5 EBITDA. Permit EBITDA for the Borrower and its consolidated Subsidiaries for each three-month period ending on the last day of each fiscal month set forth below to be less than the amount appearing opposite such month:

Period Ending                                             EBITDA
-------------                                           -----------
October 2002                                            $18,700,000
November 2002                                           $22,762,000
December 2002                                           $18,346,000
January 2003                                            $19,689,000
February 2003                                           $18,713,000
March 2003                                              $22,699,000
April 2003                                              $23,371,000
May 2003                                                $24,044,000
June 2003                                               $24,885,000
July 2003                                               $24,518,000
August 2003                                             $24,151,000
September 2003                                          $23,692,000

         SECTION 6.6 GUARANTEES AND OTHER LIABILITIES. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of the Borrower or any Guarantor if such person could have incurred such Indebtedness or obligations under this Agreement, (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and
(iii) indemnities and guaranties (other than guaranties of Indebtedness), provided such indemnities and guaranties could not, individually and in the aggregate, have a Material Adverse Effect; provided, however, that the Borrower and the

Guarantors may guarantee the obligations of the non-Guarantor Subsidiaries in an aggregate amount not in excess of $5,000,000 in addition to similar guaranties outstanding on the Filing Date and set forth on Schedule 6.6.

         SECTION 6.7 CHAPTER 11 CLAIMS. Incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder and under the other Loan Documents, except for the Carve-Out.

         SECTION 6.8 DIVIDENDS; CAPITAL STOCK. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Subsidiary of Holdings may pay dividends to Holdings and to any Guarantor that is its direct parent and any Subsidiary of Holdings that is not a Guarantor may pay dividends to any other Subsidiary of Holdings that is its direct parent.

         SECTION 6.9 TRANSACTIONS WITH AFFILIATES. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and its Subsidiaries) other than (i) transactions on terms and conditions not less favorable to the Borrower, Holdings or the applicable Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (ii) transactions described on Schedule
6.9 hereto.

         SECTION 6.10 INVESTMENTS, LOANS AND ADVANCES. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person ("Investments"), except (i) extensions of trade credit in the ordinary course of business; (ii) Investments in cash equivalents; (iii) (a) Investments by Holdings and its Subsidiaries in any of the Guarantors, (b) Investments by Credit Parties in other Credit Parties, (c) Investments by Non-Credit Parties in Credit Parties (on a subordinated basis in the case of any Indebtedness) or other Non-Credit Parties and (d) capital contributions to Foreign Subsidiaries in order to comply with statutory "thin capitalization" requirements in an aggregate principal amount not exceeding, without the Agent's prior written consent, the Equivalent Amount of $5,000,000 (provided that the Equivalent Amount of such capital contributions shall reduce the amount of Indebtedness that is permitted by Section 6.3(ii)(b) dollar for dollar); (iv) loans and advances by Holdings or its Subsidiaries to their respective directors, officers and employees in an aggregate principal amount not exceeding the Equivalent Amount of $2,500,000 at any one time outstanding; (v) loans, advances or Investments listed on Schedule 6.10, and extensions, renewals, modifications or restatements or replacements thereof, provided that no such extension, renewal, modification or restatement shall (a) increase the amount of the original loan, advance or investment, or (ii) adversely affect the interests of the Lenders with respect to such original loan, advance or investment or under this Agreement or any other Loan Document in any material respect; (vi) Investments permitted by Sections 6.3(ii), (iii) or (ix), 6.4, 6.6 or 6.8; (vii) promissory notes and other similar non-cash consideration received by the Subsidiaries of Holdings in connection with the dispositions permitted by Section 6.11; (viii) Investments in

Hedge Agreements permitted by Section 6.14; and (ix) Investments (including debt obligations and capital stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

         SECTION 6.11 DISPOSITION OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except (i) obsolete or worn out property disposed of in the ordinary course of business or property that is no longer useful in the conduct of Holdings' business disposed of in the ordinary course of business; (ii) the sale, transfer or exchange of inventory in the ordinary course of business; (iii) transfers resulting from any casualty or condemnation of property or assets; (iv) with the authority of the Bankruptcy Court, if required, after application therefor, any sale or other transfer of any property or assets constituting fixed assets for at least 75% cash, provided that the net cash proceeds of the sales and transfers made pursuant to this clause (iv) in the aggregate do not exceed the Equivalent Amount of $10,000,000; (v) intercompany sales or transfers of assets made in the ordinary course of business; (vi) licenses or sublicenses of intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries; (vii) any consignment arrangements or similar arrangements for the sale of assets in the ordinary course of business; (viii) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and (ix) with the authority of the Bankruptcy Court, if required, after application therefor, the asset sales set forth on Schedule 6.11.

         SECTION 6.12 NATURE OF BUSINESS. (i) Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.11 shall not constitute such a material modification or alteration or (ii) make cash payments in connection with the operational restructuring of its business in excess of the Equivalent Amount of $20,000,000 (plus the Equivalent Amount of the net cash proceeds of the asset sales set forth on
Schedule 6.11).

         SECTION 6.13 REORGANIZATION PLAN. Modify or alter in any material manner the Reorganization Plan.

         SECTION 6.14 HEDGE AGREEMENTS. Enter into any Hedge Agreement, except Hedge Agreements entered into with a Lender to hedge or mitigate risks to which Holdings or any Subsidiary has actual exposure in connection with its cash management in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Subsidiary; provided that the aggregate mark-to-market liability in respect of such Hedge Agreements shall not exceed $5,000,000.

         SECTION 6.15 CASH ACCOUNTS. (i) Permit the aggregate amount of cash or cash equivalents held by Holdings and its Domestic Subsidiaries that is not held in Qualified Accounts (as defined below) to exceed $5,000,000 (provided that Holdings and the Borrower shall use reasonable best efforts to cause all deposit accounts of Holdings and its Domestic Subsidiaries to be "Qualified Accounts") or (ii) permit the aggregate amount of cash or cash equivalents held by Foreign Subsidiaries (other than Mommers Print Service France SARL) to exceed the Equivalent Amount of $25,000,000 (or, with the Agent's prior written consent, such larger amount as may be necessary in order to comply with statutory "thin capitalization" requirements). As used above, "Qualified Account" means any deposit account of Holdings or any Domestic Subsidiary in which the Agent has a perfected first priority security interest, in each case on terms and conditions satisfactory to the Agent.

SECTION 7.  EVENTS OF DEFAULT

         SECTION 7.1 EVENTS OF DEFAULT. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

                  (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantor to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

                  (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due and such default shall continue unremedied for more than five (5) Business Days, (ii) reimbursement obligations or cash collateralization in respect of Letters of Credit and the same shall continue unremedied for more than one (1) Business Day or (iii) principal of the Loans or other amounts payable hereunder, when and as the same shall become due and payable, whether at the due date thereof (including the Prepayment Date) or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) default shall be made by the Borrower, Holdings or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 6 hereof; or

                  (d) default shall be made by the Borrower, Holdings or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than thirty (30) days; or

                  (e) (i) any Credit Party or any of its Subsidiaries (other than the Borrower and Holdings) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, liquidation, administration, winding up, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, administrator, liquidator, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any of the Credit Parties or any of their Subsidiaries (other than the Borrower and Holdings) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries (other than the Borrower and Holdings) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries (other than the Borrower and Holdings) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party or any of its Subsidiaries (other than the Borrower and Holdings) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party or any of its Subsidiaries (other than the Borrower and Holdings) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts (other than intercompany debts) as they become due; or

                  (f) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or Holdings shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy CodE shall be appointed in any of the Cases; or an application shall be filed by the Borrower or Holdings for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim; or

                  (g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or Holdings which have a value in excess of $2,000,000 in the aggregate; or

                  (h) a Change of Control shall occur; or

                  (i) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) days; or

                  (j) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

                  (k) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or otherwise amending, supplementing or modifying any of the Orders or terminating the use of cash collateral by the Borrower or Holdings pursuant to the Orders (in each case without the written consent of the Agent); or

                  (l) the filing of any pleading by the Borrower or Holdings seeking, or otherwise consenting to, any of the matters set forth in paragraphs
(f), (g) or (k) above in this Section; or

                  (m) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $2,000,000 not covered by insurance shall be rendered against the Borrower, Holdings or any of their respective Subsidiaries and the enforcement thereof shall not have been stayed, vacated, discharged or bonded pending appeal within sixty (60) days from the entry thereof; or

                  (n) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower, Holdings or any of their respective Subsidiaries which does or would reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the ability of the Borrower, Holdings or any of their respective Subsidiaries to perform their respective obligations under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (o) except as permitted by the Orders or as otherwise agreed to by the Agent, Holdings or the Borrower shall make any Pre-Petition Payment other than Pre-Petition Payments authorized by the Bankruptcy Court (x) in accordance with, and to the extent authorized by, "first day" orders reasonably satisfactory to the Agent (including in respect of certain critical vendors and other creditors), (y) in connection with the assumption of executory contracts and unexpired leases and (z) in respect of accrued payroll and related expenses and employee benefits as of the Filing Date;

                  (p) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

                  (q) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA

Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

                  (r) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

                  (s) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

                  (t) a plan of reorganization that is materially inconsistent with the Reorganization Plan is filed by Holdings or the Borrower; or

                  (u) the Lockup Agreement is terminated or ceases to be in full force and effect for any reason;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Agent may, and at the request of the Required Lenders, shall, by notice to the Borrower (with a copy to counsel for the Official Creditors' Committee appointed in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York), take one or more of the following actions, at the same or different times (provided, that with respect to clause (iv) below and the enforcement of Liens or other remedies with respect to the Collateral under clause (v) below, the Agent shall provide the Borrower (with a copy to counsel for the Official Creditors' Committee in the Cases, to counsel for the Pre-Petition Agent and to the United States Trustee for the Southern District of New York) with five (5) Business Days' written notice prior to taking the action contemplated thereby and provided, further, that upon receipt of notice referred to in the immediately preceding clause with respect to the accounts referred to in clause (iv) below, the Borrower may continue to make ordinary course disbursements from such accounts (other than the Letter of Credit Account) but may not withdraw or disburse any other amounts from such accounts; in any hearing after the giving of the aforementioned notice, the only issue that may be raised by any party in opposition thereto, being whether, in fact, an Event of Default has occurred and is continuing): (i) terminate forthwith the Total Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower and the Guarantors upon demand to forthwith deposit in the Letter of Credit Account cash in an amount which, together with any amounts then held in the Letter of Credit Account, is equal to the sum of 102% of the then Letter of Credit Outstandings (and to the extent the Borrower and the Guarantors shall fail to furnish such funds as demanded by the Agent, the Agent may reserve cash collateral in such amount from any amounts that are set off pursuant to clause (iv) below; (iv) set-off amounts in the Letter of Credit Account or any other accounts maintained with the Agent and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and (v) exercise any and all remedies under the Loan Documents and under applicable law available to the Agent and the Lenders.

SECTION 8.  THE AGENT

         SECTION 8.1 ADMINISTRATION BY AGENT. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of Collateral in connection with any transaction that is expressly permitted by the Loan Documents). The Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

         SECTION 8.2 ADVANCES AND PAYMENTS.

                  (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

                  (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.19, 8.6, 10.5 and 10.6), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.

         SECTION 8.3 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of Section 7.1) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note and was the original obligee thereon, in the amount of such participation.

         SECTION 8.4 AGREEMENT OF REQUIRED LENDERS. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

         SECTION 8.5 LIABILITY OF AGENT.

                  (a) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

                  (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower, Holdings or any of their respective Subsidiaries on account of the failure or delay in performance or breach by any Lender or by the Borrower, Holdings or any of their respective Subsidiaries of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

                  (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

         SECTION 8.6 REIMBURSEMENT AND INDEMNIFICATION. Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Bank's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to Section 10.5 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

         SECTION 8.7 RIGHTS OF AGENT. It is understood and agreed that JPMorgan Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower, Holdings or any of their respective Subsidiaries, as though it were not the Agent of the Lenders under this Agreement.

         SECTION 8.8 INDEPENDENT LENDERS. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower, Holdings and their respective Subsidiaries and agrees that the Agent shall bear no responsibility therefor.

         SECTION 8.9 SUCCESSOR AGENT. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of

America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9.  [INTENTIONALLY OMITTED]

SECTION 10. MISCELLANEOUS

         SECTION 10.1 NOTICES. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or Holdings at 101 South Hanley Road, St. Louis, MO 63105, Attention: Treasurer and General Counsel and to a Lender or the Agent to it at its address set forth on Annex A, or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section
10.1 or in accordance with the latest unrevoked written direction from such party; provided, however, that, in the case of notices to the Agent, notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

         SECTION 10.2 SURVIVAL OF AGREEMENT, REPRESENTATIONS AND WARRANTIES, ETC. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any document, certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such document, certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

         SECTION 10.3 SUCCESSORS AND ASSIGNS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, Holdings, the Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person (such Person, a "Participant") in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section



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

2.15 shall inure to the benefit of such Participant (provided that such Participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.15 and 2.18 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in
Section 2.17, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its Participant the right to consent to such Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lenders, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lender selling such participation hereunder with respect to the Borrower. In addition, each Lender selling a participation to a Participant (i) shall keep a register, meeting the requirements of Treasury Regulation Section 5f.103-1(c), of each such Participant, specifying such Participant's entitlement to payments of principal and interest with respect to such participation, and (ii) shall collect, prior to the time such Participant receives payments with respect to such participation, from each such Participant the appropriate forms, certificates and statements described in Section 2.18(b) (and updated as required by Section 2.18(b)) as if such Participant were a Lender under Section 2.18(b).

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                  (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and

                  (B) the Agent, provided that no consent of the Agent shall be required for an assignment to an Assignee that is a Lender immediately prior to giving effect to such assignment, except in the case of an assignment of a Commitment to an Assignee that does not already have a Commitment.

                           (ii) Assignments shall be subject to the following
additional conditions:

                  (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 unless each of the Borrower and the Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event



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

         of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

                  (B) the parties to each assignment shall (1) execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (2) deliver to the Agent or the Borrower any note (if the assigning Lender's Loans are evidenced by a note) subject to such assignment and (3) execute and deliver to the Borrower and the Agent the appropriate forms, certificates and statements described in Section 2.18 to satisfy the requirements of
         Section 2.18;

                  (C) the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire;

                  (D) in the case of an assignment to a CLO (as defined below), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents, provided that the Assignment and Acceptance between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the first sentence of Section 10.10 and (2) directly affects such CLO; and

                  (E) the Borrower shall not be obligated to pay any greater amount under Sections 2.14, 2.15 and 2.18 to the Assignee than the Borrower is then obligated to pay to the respective assigning Lender under such Sections at the time such respective assignment was made.

For the purposes of this Section 10.3, the terms "Approved Fund" and "CLO" have the following meanings:

                  "Approved Fund" means (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

                           (iii) Subject to acceptance and recording thereof
pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Acceptance, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and,




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

in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.18 and 10.5), provided, however, the Borrower shall not be obligated to pay any greater amount under Sections 2.14, 2.15 and 2.18 to the Assignee than the Borrower is then obligated to pay to the respective assigning Lender under such Sections at the time such respective assignment was made. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (a) of this Section.

                           (iv) The Agent, acting for this purpose as an agent
of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and any Fronting Banks, and the Commitments of, and principal amount of the Loans and Letter of Credit Outstandings owing to, each Lender and each Fronting Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Fronting Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender or as a Fronting Bank, as the case may be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                           (v) Upon its receipt of a duly completed Assignment
and Acceptance executed by an assigning Lender and an Assignee, the Assignee's completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.3, disclose to the Assignee or Participant or proposed Assignee or Participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such Assignee or Participant or proposed Assignee or Participant shall agree in writing to be bound by the provisions of Section 10.4.

                  (d) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.3(a)) and assign to one or more Lenders or Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.3(b)).

                  (e) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest hereunder) to any Federal Reserve Bank in accordance with applicable laws; provided, however, that such Lender shall remain a "Lender" under this Agreement and



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

shall continue to be bound by all the terms and conditions set forth in this Agreement and the other Loan Documents.

                  (f) For purposes of this Section 10.3, with respect to all Letters of Credit, (i) if such Letters of Credit are transferred, notice of such transfer shall be given to the Agent for notation in the Register, (ii) all such transfers may only be made upon notation of such transfer in the Register and
(iii) no such transfer will be effective for purposes of this Agreement unless it has been recorded in the Register.

         SECTION 10.4 CONFIDENTIALITY. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent, any Lender or any Affiliate of the Agent or any Lender which is not permitted by this Agreement, (v) to the extent required in connection with any litigation between any Credit Party and any Lender with respect to the Loans or this Agreement and the other Loan Documents, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and (viii) to any actual or proposed Participant or Assignee of all or part of its rights hereunder , provided such Participant or Assignee has agreed to be bound by this Section 10.4. Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clauses (ii) and (v) of this Section.

         SECTION 10.5 EXPENSES. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and Holdings agree to pay all reasonable out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Simpson Thacher & Bartlett, special counsel for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and accountants advising the Agent and J.P. Morgan Securities Inc.) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses (including, without limitation, internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations) of the Agent in connection with its monthly and other periodic field examinations and appraisals and monitoring of assets (including reasonable and customary internal collateral monitoring fees), the reasonable fees and disbursements of respective counsel for, and other reasonable expenses of, any Fronting Bank (and their respective banking Affiliates), and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter on demand upon delivery of a statement setting forth



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

such costs and expenses. Whether or not the transactions hereby contemplated shall be consummated, and without duplication of the foregoing, the Borrower and Holdings agree to reimburse the Agent and J.P. Morgan Securities Inc. (and their respective banking Affiliates) for the expenses set forth in the Commitment Letter and the reimbursement provisions thereof are hereby incorporated herein by reference. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

         SECTION 10.6 INDEMNITY. The Borrower and Holdings agree to indemnify and hold harmless the Agent, J.P. Morgan Securities Inc. and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all out-of-pocket expenses, losses, claims, damages and liabilities, including without limitation, reasonable legal fees and out-of-pocket expenses, incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party or from material breach by such Indemnified Party of this Agreement, provided, however, that any claim with respect to Taxes shall be governed solely by Section 2.18. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans. No Indemnified Party will have any liability for any special, indirect, punitive or consequential damages in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby.

         SECTION 10.7 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

         SECTION 10.8 NO WAIVER. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

         SECTION 10.9 EXTENSION OF MATURITY. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

         SECTION 10.10 AMENDMENTS, ETC.

                  (a) No modification, amendment or waiver of any provision of this Agreement or the Guarantee and Collateral Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective



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only in the specific instance and for the purpose for which given; provided, however, that no such modification or amendment shall without the written consent of (1) the Super-majority Lenders increase the amount of the Total Commitment or release any of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document (except in connection with asset sales and other dispositions of property permitted under this Agreement or otherwise approved by the Required Lenders), or release any of the Guarantors, (2) the Lender directly affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder or extend the Maturity Date beyond October 1, 2003 or (3) all of the Lenders (i) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (ii) amend this Section 10.10 or the definition of Required Lenders, (iii) amend or modify the Superpriority Claim status of the Lenders contemplated by Section 2.23 or (iv) release all or substantially all of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each Assignee under Section 10.3(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or Holdings unless signed by the Borrower and Holdings.

                  (b) Notwithstanding anything to the contrary contained in
Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (pursuant to an assignment in accordance with Section 10.3(b)), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders including JPMorgan Chase holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders including JPMorgan Chase having Commitments representing at least 66-2/3% of the Total Commitment.



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

         SECTION 10.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 10.12 HEADINGS. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.14 PRIOR AGREEMENTS. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreements to actively assist the Agent and the Initial Lenders in the syndication of the transactions contemplated hereby referred to in Section 10.3(g) and with respect to interest rates and Commitment Fees and including also the provisions of Section 2.19).

         SECTION 10.15 FURTHER ASSURANCES. Whenever and so often as reasonably requested by the Agent, the Borrower and Holdings will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

         SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, HOLDINGS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                      BORROWER:

                                      VIASYSTEMS, INC.


                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:


                                      HOLDINGS:

                                      VIASYSTEMS GROUP, INC.


                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:


                   Revolving Credit Agreement Signature Pages

                                      JPMORGAN CHASE BANK,
                                          INDIVIDUALLY AND AS AGENT
                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:

                                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                      INDIVIDUALLY AND AS DOCUMENTATION AGENT

                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:

                                      GENERAL ELECTRIC CAPITAL CORPORATION

                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:

                                      VAN KAMPEN SENIOR INCOME TRUST

                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:

                                      SPCP GROUP LLC

                                      By:
                                          -------------------------------------
                                               Name:
                                               Title:

                   Revolving Credit Agreement Signature Pages